Exhibit 10.25

Energy XXI (Bermuda) Limited
1021 Main Street, Suite 2626
Houston, Texas 77002

_____________, 20__

_______________________________
_______________________________
_______________________________

NOTICE OF GRANT OF STOCK OPTION

Pursuant to the terms and conditions of the Energy XXI Services, LLC 2006 Long-Term Incentive Plan, attached as Appendix A (the “Plan”), and the associated Stock Option Agreement, attached as Appendix B (the “Option Agreement”), you are hereby granted an option (this “Option”) to purchase shares of Stock under the conditions set forth in this Notice of Grant of Stock Option (the “Notice”), in the Option Agreement, and in the Plan. Capitalized terms used but not defined herein shall have the meanings set forth in the Plan.

Type of Option:	Check one (and only one) of the following:
☐ Incentive Stock Option (This Option is intended to be an Incentive Stock Option (as defined in the Plan).)
☐ Nonstatutory Stock Option (This Option is not intended to be an Incentive Stock Option (as defined in the Plan).)
Optionee:	______________________
Date of Grant:	_______________, 20____ (“Date of Grant”)
Number of Shares:	____________
Option Price:
$______ per share
Note: In the case of an Incentive Stock Option, the Option Price must be at least 100% (or, in the case of a 10% shareholder of the Company, 110%) of the Fair Market Value (as defined in the Plan) of a share of Stock on the Date of Grant.

Expiration Date:	_______________, 20____
Note: In the case of an Incentive Stock Option, this date cannot be more than ten years (or in the case of a 10% shareholder of the Company, more than five years) from the Date of Grant.
Vesting Schedule:
Subject to the other terms and conditions set forth herein, the Option Agreement and in the Plan, this Option may be exercised in cumulative installments as follows, provided that you remain in the employ of, or a service provider to, the Company or its Parent or Subsidiaries until the following applicable dates, this Option will become exercisable with respect to: (a) 20% of the Option Shares on the one year anniversary of the Date of Grant, (b) 50% of the Option Shares on the second year anniversary of the Date of Grant, and (c) 100% of the Option Shares on the third year anniversary of the Date of Grant.

____________________

___________________, 20___

By your signature and the signature of the Company’s representative below, you and the Company hereby acknowledge your receipt of this Option granted on the Date of Grant indicated above, which has been issued to you under the terms and conditions of this Notice, the Plan and the Option Agreement, including the vesting and risk of forfeiture provisions set forth therein.

You understand and acknowledge that if the purchase price of the Stock under this Option is less than the Fair Market Value of such Stock on the date of grant of this Option, then you may incur adverse tax consequences under sections 409A and/or 422 of the Code. You acknowledge and agree that (a) you are not relying upon any determination by the Company, its affiliates, or any of their respective employees, directors, officers, attorneys or agents (collectively, the “Company Parties”) of the Fair Market Value of the Stock on the Date of Grant, (b) you are not relying upon any written or oral statement or representation of the Company Parties regarding the tax effects associated with your execution of this Notice and your receipt, holding and exercise of this Option, and (c) in deciding to enter into this Notice, you are relying on your own judgment and the judgment of the professionals of your choice with whom you have consulted. You hereby release, acquit and forever discharge the Company Parties from all actions, causes of actions, suits, debts, obligations, liabilities, claims, damages, losses, costs and expenses of any nature whatsoever, known or unknown, on account of, arising out of, or in any way related to the tax effects associated with your execution of this Notice and your receipt, holding and exercise of this Option.

You further acknowledge receipt of a copy of the Plan and the Option Agreement and agree to all of the terms and conditions of this Notice and of the Plan and the Option Agreement, which are incorporated in this Notice by reference.

Note: To accept the grant of this Option, you must execute this form and return an executed copy to _________________ (the “Designated Recipient”) by __________. Failure to return the executed copy to the Designated Recipient by such date will render this Option invalid.

2

Energy XXI Services, LLC
a Delaware limited liability company

By:
Name:
Title:

Accepted by:

____________________________________
[insert name of Grantee]

Date:

____________________________________
[insert name of Designated Recipient]

Date Received:

Attachments:

Appendix A - Energy XXI Services, LLC 2006 Long-Term Incentive Plan
Appendix B - Stock Option Agreement

3

Appendix A

Energy XXI Services, LLC
2006 Long-Term Incentive Plan

A-1

Appendix B

Stock Option Agreement

ENERGY XXI SERVICES LLC
2006 LONG-TERM INCENTIVE PLAN

STOCK OPTION AGREEMENT

This Agreement is made and entered into as of the Date of Grant set forth in the Notice of Grant of Stock Option (“Notice of Grant”) by and between Energy XXI Services, LLC, a Delaware limited liability corporation (the “Company”), and you:

WHEREAS, the Company, in order to induce you to enter into and/or continue in dedicated service to the Company and to materially contribute to the success of the Company, agrees to grant you an option to acquire an interest in the Company through the purchase of shares of common stock of the Company;

WHEREAS, the Company adopted the Energy XXI Services, LLC 2006 Long-Term Incentive Plan, as it may be amended from time to time (the “Plan”), under which the Company is authorized to grant stock options to certain employees and service providers of the Company;

WHEREAS, a copy of the Plan has been furnished to you and shall be deemed a part of this stock option agreement (the “Agreement”) as if fully set forth herein and terms capitalized but not defined herein shall have the meaning set forth in the Plan; and

WHEREAS, you desire to accept the option created pursuant to the Agreement.

NOW, THEREFORE, in consideration of the mutual covenants set forth herein and for other valuable consideration hereinafter set forth, the parties agree as follows:

  The Grant. Subject to the conditions set forth below, the Company hereby grants to you, effective as of the Date of Grant set forth in the Notice of Grant, as a matter of separate inducement and not in lieu of any salary or other compensation for your services for the Company, the right and option to purchase (the “Option”), in accordance with the terms and conditions set forth herein and in the Plan, an aggregate of the number of shares of the Company’s stock set forth in the Notice of Grant (the “Option Shares”), at the Exercise Price set forth in the Notice of Grant.

  Exercise.

  Option Shares shall be deemed “Nonvested Shares” unless and until they have become “Vested Shares.” The Option shall in all events terminate at the close of business on the tenth (10) anniversary of the date of this Agreement (the “Expiration Date”). Subject to other terms and conditions set forth herein, the Option may be exercised in cumulative installments in accordance with the vesting schedule set forth in the Notice of Grant, provided that you remain in the employ of or a service provider to the Company or its Subsidiaries until the applicable dates set forth therein.

  Subject to the relevant provisions and limitations contained herein and in the Plan, you may exercise the Option to purchase all or a portion of the applicable number of Vested Shares at any time prior to the termination of the Option pursuant to this Option Agreement. In no event shall you be entitled to exercise the Option for any Nonvested Shares or for a fraction of a Vested Share.

  Any exercise by you of the Option shall be in writing addressed to the Secretary of the Company at its principal place of business. Exercise of the Option shall be made by delivery to the Company by you (or other person entitled to exercise the Option as provided hereunder) of an executed “Notice of Stock Option Exercise,” in a form to be determined from time to time by the Board of Directors of the Company (“Board”), and payment of the aggregate purchase price for shares purchased pursuant to the exercise.

  Payment of the Exercise Price, together with any required withholding taxes, for each Option shall be made (i) in cash or by check payable and acceptable to the Company, (ii) with the consent of the Remuneration Committee of the Company’s Board of Directors (“Committee”), by tendering to the Company shares of the Company’s common stock owned by the person for more than six months having an aggregate Fair Market Value as of the date of exercise that is not greater than the full exercise price for the shares with respect to which the Option is being exercised and by paying any remaining amount of the exercise price as provided in (i) above, or (iii) subject to such instructions as the Committee may specify, at the person’s written request the Company may deliver certificates for the shares of the Company’s common stock for which the Option is being exercised to a broker for sale on behalf of the person, provided that the person has irrevocably instructed such broker to remit directly to the Company on the person’s behalf the full amount of the exercise price from the proceeds of such sale. In the event that you elect to make payment as allowed under clause (ii) above, the Committee may, upon confirming that you own the number of additional shares being tendered, authorize the issuance of a new certificate for the number of shares being acquired pursuant to the exercise of the Option less the number of shares being tendered upon the exercise and return to you (or not require surrender of) the certificate for the shares being tendered upon the exercise. If the Committee so requires, you shall also deliver a written representation that all shares being purchased are being acquired for investment and not with a view to, or for resale in connection with, any distribution of such shares.

  If you are on leave of absence for any reason, the Company may, in its sole discretion, determine that you will be considered to still be in the employ of or providing services for the Company, provided that rights to the Option will be limited to the extent to which those rights were earned or vested when the leave or absence began.

  The terms and provisions of the employment agreement, if any, between you and the Company or any Parent or Subsidiary (the “Employment Agreement”) that relate to or affect the Option are incorporated herein by reference. Notwithstanding the foregoing provisions of this Section 0 or Section 3, in the event of any conflict or inconsistency between the terms and conditions of this Section 0 or Section 3 and the terms and conditions of the Employment Agreement, the terms and conditions of the Employment Agreement shall be controlling.

  Effect of Termination of Service on Vesting and Exercisability. Except as provided in Sections 6 and 7 or an Employment Agreement, this Option may be exercised only while you continue to perform services for the Company or any Parent or Subsidiary and will terminate and cease to be exercisable upon termination of your service, except as follows:

  Termination on Account of Disability. Notwithstanding the vesting schedule in the Notice of Grant, if your service with the Company or any Parent or Subsidiary terminates by reason of Disability, this Option shall become 100% vested, and may be exercised by you (or your estate or the person who acquires this Option by will or the laws of descent and distribution or otherwise by reason of your death) at any time during the period ending on the earlier to occur of (i) the date that is one year following such termination, or (ii) the Expiration Date.

  Termination on Account of Death. Notwithstanding the vesting schedule in the Notice of Grant, if you cease to perform services for the Company or any Parent or Subsidiary due to your death, this Option shall become 100% vested, and your estate, or the person who acquires this Option by will or the laws of descent and distribution or otherwise by reason of your death, may exercise this Option at any time during the period ending on the earlier to occur of (i) the date that is one year following your death, or (ii) the Expiration Date.

  Termination not for Cause. Notwithstanding the vesting schedule in the Notice of Grant, if your service with the Company or any Parent or Subsidiary is terminated by the Company for any reason other than Cause, or by the Employee for Good Reason, this Option shall become 100% vested, and this Option may be exercised by you at any time during the period ending on the earlier to occur of (i) the date that is three months following your termination, or (ii) the Expiration Date, or by your estate (or the person who acquires this Option by will or the laws of descent and distribution or otherwise by reason of your death) during a period of one year following your death if you die during such three-month period.

  Termination in Connection with a Change of Control. Notwithstanding Sections 3(a), (b) or (c) above, if your service with the Company or any Parent or Subsidiary is terminated for any reason during the one year period immediately following a Change of Control, this Option shall become 100% vested, and this Option may be exercised by you at any time during the period ending on the earlier to occur of (i) the date that is three months following your termination, or (ii) the Expiration Date, or by your estate (or the person who acquires this Option by will or the laws of descent and distribution or otherwise by reason of your death) during a period of one year following your death if you die during such three-month period.

  Transferability. The Option, and any rights or interests therein will be transferable by you only to the extent approved by the Committee in conformance with Section 2.3(c) or Section 3.5 of the Plan, as applicable.

  Compliance with Securities Law. Notwithstanding any provision of this Agreement to the contrary, the grant of the Option and the issuance of the Company’s common stock will be subject to compliance with all applicable requirements of federal, state, and foreign securities laws and with the requirements of any stock exchange or market system upon which the Company’s common stock may then be listed. The Option may not be exercised if the issuance of shares of the Company’s common stock upon exercise would constitute a violation of any applicable federal, state, or foreign securities laws or other law or regulations or the requirements of any stock exchange or market system upon which the Company’s common stock may then be listed. In addition, the Option may not be exercised unless (a) a registration statement under the Securities Act of 1933, as amended (the “Act”), is at the time of exercise of the Option in effect with respect to the shares issuable upon exercise of the Option or (b) in the opinion of legal counsel to the Company, the shares issuable upon exercise of the Option may be issued in accordance with the terms of an applicable exemption from the registration requirements of the Act. YOU ARE CAUTIONED THAT THE OPTION MAY NOT BE EXERCISED UNLESS THE FOREGOING CONDITIONS ARE SATISFIED. ACCORDINGLY, YOU MAY NOT BE ABLE TO EXERCISE THE OPTION WHEN DESIRED EVEN THOUGH THE OPTION IS VESTED. The inability of the Company to obtain from any regulatory body having jurisdiction the authority, if any, deemed by the Company’s legal counsel to be necessary to the lawful issuance and sale of any shares subject to the Option will relieve the Company of any liability in respect of the failure to issue or sell such shares as to which such requisite authority has not been obtained. As a condition to the exercise of the Option, the Company may require you to satisfy any qualifications that may be necessary or appropriate to evidence compliance with any applicable law or regulation and to make any representation or warranty with respect to such compliance as may be requested by the Company.

  Extension if Exercise Prevented by Law. Notwithstanding Section 3, if the exercise of the Option within the applicable time periods set forth in Section 3 is prevented by the provisions of Section 5, the Option will remain exercisable until 30 days after the date you are notified by the Company that the Option is exercisable, but in any event no later than the Expiration Date. The Company makes no representation as to the tax consequences of any such delayed exercise. You should consult with your own tax advisor as to the tax consequences of any such delayed exercise.

  Extension if You are Subject to Section 16(b). Notwithstanding Section 3, if a sale within the applicable time periods set forth in Section 3 of shares acquired upon the exercise of the Option would subject you to suit under Section 16(b) of the Securities Exchange Act of 1934, as amended, the Option will remain exercisable until the earliest to occur of (a) the 10th day following the date on which a sale of such shares by you would no longer be subject to such suit, (b) the 190th day after your termination of service with the Company and any Parent or Subsidiary, or (c) the Expiration Date. The Company makes no representation as to the tax consequences of any such delayed exercise. You should consult with your own tax advisor as to the tax consequences of any such delayed exercise.

  Withholding Taxes. The Committee may, in its discretion, require you to pay to the Company at the time of the exercise of an Option or thereafter, the amount that the Committee deems necessary to satisfy the Company’s current or future obligation to withhold federal, state or local income or other taxes that you incur by exercising an Option. In connection with such an event requiring tax withholding, the Committee may direct the Company to withhold from the shares of the Company’s common stock to be issued to you the number of shares necessary to satisfy the Company’s obligation to withhold taxes, that determination to be based on the shares’ Fair Market Value as of the date of exercise; require that you to the Company sufficient shares of the Company’s common stock (based upon the Fair Market Value as of the date of such delivery) to satisfy the Company’s tax withholding obligation; or require that you deliver sufficient cash to the Company to satisfy its tax withholding obligations. Notwithstanding the foregoing, if on the date of an event giving rise to a tax withholding obligation on behalf of yourself or the Company, if you are an officer or individual subject to Rule 16b-3 under the 1934 Act, then, to the extent permitted by applicable law, you may direct that such tax withholding be effectuated by the Company withholding the necessary number of shares of the Company’s common stock (at the tax rate required by the Code) from such Award payment or exercise.

  Status of Common Stock. With respect to the status of the Company’s common stock, at the time of execution of this Agreement you understand and agree to all of the following:

  You understand that at the time of the execution of this Agreement the shares of the Company’s common stock to be issued upon exercise of this Option have been registered under the Act. However, the Company is under no obligation to continue such registration. In the event that an effective registration statement for the Company’s common stock to be issued upon exercise of this Option is not available, and in the event that an exemption from registration under the Act is available upon an exercise of this Option, you (or such other person permitted to exercise this Option if applicable), if requested by the Company to do so, will execute and deliver to the Company in writing an agreement containing such provisions as the Company may require to ensure compliance with applicable securities laws.

  You agree that the shares of the Company’s common stock that you may acquire by exercising this Option will be acquired for investment without a view to distribution, within the meaning of the Act, and will not be sold, transferred, assigned, pledged, or hypothecated in the absence of an effective registration statement for the shares under the Act and applicable state securities laws or an applicable exemption from the registration requirements of the Act and any applicable state securities laws. You also agree that the shares of the Company’s common stock that you may acquire by exercising this Option will not be sold or otherwise disposed of in any manner that would constitute a violation of any applicable securities laws, whether federal or state.

  You agree that (i) the Company may refuse to register the transfer of the shares of the Company’s common stock purchased under this Option on the stock transfer records of the Company if such proposed transfer would in the opinion of counsel satisfactory to the Company constitute a violation of any applicable securities law and (ii) the Company may give related instructions to its transfer agent, if any, to stop registration of the transfer of the shares of the Company’s common stock purchased under this Option.

  Adjustments. The terms of the Option shall be subject to adjustment from time to time, in accordance with the following provisions:

  In the event that the outstanding shares of the Company’s common stock are subdivided, consolidated, split-up, spun-off, reclassified, recapitalized, or changed into or exchanged for a different number or kind of shares or other securities of the Company by reason of merger, consolidation, recapitalization, reclassification, stock split, stock dividend, combination of shares or the like, the Committee shall make an appropriate and equitable adjustment in the number and kind of shares, and the exercise price per share, as to which all outstanding Options granted, or portions thereof then unexercised, shall be exercisable, to the end that after such event the shares subject to the Plan and each Participant’s proportionate interest shall be maintained as before the occurrence of such event. Such adjustment in an outstanding Option shall be made without change in the total price applicable to the Option or the unexercised portion of the Option (except for any change in the aggregate price resulting from rounding of share quantities or prices) and with any necessary corresponding adjustment in exercise price per share. Any such adjustment made by the Committee shall be final and binding upon all Participants, the Company and all other interested persons.

  Whenever the number of shares of the Company’s common stock subject to the Option and the price for each share of common stock subject to the Option are required to be adjusted as provided in this Section 10, the Committee shall promptly prepare a notice setting forth, in reasonable detail, the event requiring adjustment, the amount of the adjustment, the method by which such adjustment was calculated, and the change in price and the number of shares of the Company’s common stock, other securities, cash, or property purchasable by you pursuant to the exercise of the Option or subject to the Option after giving effect to the adjustments. The Committee shall promptly give you such a notice.

  Adjustments under this Section 10 shall be made by the Committee, and its determination as to what adjustments shall be made and the extent thereof shall be final, binding, and conclusive. No fractional interest shall be issued under the Plan on account of any such adjustments.

  Lock-Up Period. You hereby agree that, if so requested by the Company or any representative of the underwriters (the “Managing Underwriter”) in connection with any registration of the offering of any securities of the Company under the Act, you will not sell or otherwise transfer any Option Shares or other securities of the Company during the 180-day period (or such other period as may be requested in writing by the Managing Underwriter and agreed to in writing by the Company) (the “Market Standoff Period”) following the effective date of a registration statement of the Company filed under the Act. Such restriction will apply only to the first registration statement of the Company to become effective under the Act that includes securities to be sold on behalf of the Company to the public in an underwritten public offering under the Act. The Company may impose stop-transfer instructions with respect to securities subject to the foregoing restrictions until the end of such Market Standoff Period.

  Stockholder Agreement. The Committee may, in its sole discretion, condition the delivery of the Company’s common stock pursuant to the exercise of this Option upon your entering into a stockholder agreement in such form as approved from time to time by the Board.

  Legends. The Company may at any time place legends, referencing any restrictions imposed on the shares pursuant to Sections 9 or 11 of this Agreement, and any applicable federal, state or foreign securities law restrictions, on all certificates representing shares of the Company’s common stock subject to the provisions of this Agreement.

  Notice of Sales Upon Disqualifying Disposition of ISO. If the Option is designated as an Incentive Stock Option in the Notice of Grant, you must comply with the provisions of this Section 14. You must promptly notify the Chief Financial Officer of the Company if you dispose of any of the shares acquired pursuant to the Option within one year after the date you exercise all or part of the Option or within two years after the Date of Grant. Until such time as you dispose of such shares in a manner consistent with the provisions of this Agreement, unless otherwise expressly authorized by the Company, you must hold all shares acquired pursuant to the Option in your name (and not in the name of any nominee) for the one-year period immediately after the exercise of the Option and the two-year period immediately after the Date of Grant. At any time during the one-year or two-year periods set forth above, the Company may place a legend on any certificate representing shares acquired pursuant to the Option requesting the transfer agent for the Company’s stock to notify the Company of any such transfers. Your obligation to notify the Company of any such transfer will continue notwithstanding that a legend has been placed on the certificate pursuant to the preceding sentence.

  Right to Terminate Services. Nothing contained in this Agreement shall confer upon you the right to continue in the employ of, or performing services for, the Company or any Parent or Subsidiary, or interfere in any way with the rights of the Company or any Parent or Subsidiary to terminate your employment or service relationship at any time.

  Furnish Information. You agree to furnish to the Company all information requested by the Company to enable it to comply with any reporting or other requirement imposed upon the Company by or under any applicable statute or regulation.

  Remedies. The Company shall be entitled to recover from you reasonable attorneys’ fees incurred in connection with the enforcement of the terms and provisions of this Agreement whether by an action to enforce specific performance or for damages for its breach or otherwise.

  No Liability for Good Faith Determinations. The Company and the members of the Committee and the Board shall not be liable for any act, omission or determination taken or made in good faith with respect to this Agreement or the Option granted hereunder.

  Execution of Receipts and Releases. Any payment of cash or any issuance or transfer of shares of the Company’s common stock or other property to you, or to your legal representative, heir, legatee or distributee, in accordance with the provisions hereof, shall, to the extent thereof, be in full satisfaction of all claims of such persons hereunder. The Company may require you or your legal representative, heir, legatee or distributee, as a condition precedent to such payment or issuance, to execute a release and receipt therefore in such form as it shall determine.

  No Guarantee of Interests. The Board and the Company do not guarantee the common stock of the Company from loss or depreciation.

  Company Records. Records of the Company regarding your service and other matters shall be conclusive for all purposes hereunder, unless determined by the Company to be incorrect.

  Notice. Each notice required or permitted under this Agreement must be in writing and personally delivered or sent by mail and shall be deemed to be delivered on the date on which such notice is actually received by the person to whom it is properly addressed or if earlier the date sent via certified mail.

  Waiver of Notice. Any person entitled to notice hereunder may, by written form, waive such notice.

  Information Confidential. As partial consideration for the granting of this Option, you agree that you will keep confidential all information and knowledge that you have relating to the manner and amount of your participation in the Plan; provided, however, that such information may be disclosed as required by law and may be given in confidence to your spouse, tax and financial advisors. In the event any breach of this promise comes to the attention of the Company, it shall take into consideration that breach in determining whether to recommend the grant of any future similar award to you, as a factor weighing against the advisability of granting any such future award to you.

  Successors. This Agreement shall be binding upon you, your legal representatives, heirs, legatees and distributees, and upon the Company, its successors and assigns.

  Severability. If any provision of this Agreement is held to be illegal or invalid for any reason, the illegality or invalidity shall not affect the remaining provisions hereof, but such provision shall be fully severable and this Agreement shall be construed and enforced as if the illegal or invalid provision had never been included herein.

  Company Action. Any action required of the Company shall be by resolution of the Board or by a person authorized to act by resolution of the Board.

  Headings. The titles and headings of paragraphs are included for convenience of reference only and are not to be considered in construction of the provisions hereof.

  Governing Law. All questions arising with respect to the provisions of this Agreement shall be determined by application of the laws of Texas, without giving any effect to any conflict of law provisions thereof, except to the extent Texas state law is preempted by federal law. The obligation of the Company to sell and deliver its common stock hereunder is subject to applicable laws and to the approval of any governmental authority required in connection with the authorization, issuance, sale, or delivery of such common stock.

  Consent to Texas Jurisdiction and Venue. You hereby consent and agree that state courts located in Harris County, Texas and the United States District Court for the Southern District of Texas each shall have personal jurisdiction and proper venue with respect to any dispute between you and the Company arising in connection with the Option or this Agreement. In any dispute with the Company, you will not raise, and you hereby expressly waive, any objection or defense to any such jurisdiction as an inconvenient forum.

  Word Usage. Words used in the masculine shall apply to the feminine where applicable, and wherever the context of this Agreement dictates, the plural shall be read as the singular and the singular as the plural.

  No Assignment. You may not assign this Agreement or any of your rights under this Agreement without the Company’s prior written consent, and any purported or attempted assignment without such prior written consent shall be void.

  Miscellaneous.

  This Agreement is subject to all the terms, conditions, limitations and restrictions contained in the Plan. In the event of any conflict or inconsistency between the terms hereof and the terms of the Plan, the terms of the Plan shall be controlling.

  The Option may be amended by the Board or by the Committee at any time if the Board or the Committee determines, in its sole discretion, that amendment is necessary or advisable in light of any addition to or change in any federal or state, tax or securities law or other law or regulation, which change occurs after the Date of Grant and by its terms applies to the Option; or other than in the circumstances described in clause (i) or provided in the Plan, with your consent.

  If this Option is intended to be an incentive stock option designed pursuant to section 422 of the Code, then in the event the Option Shares (and all other options designed pursuant to section 422 of the Code granted to you by the Company or any Parent of the Company or any Subsidiary) that first become exercisable in any calendar year have an aggregate fair market value (determined for each Option Share as of the Date of Grant) that exceeds $100,000, the Option Shares in excess of $100,000 shall be treated as subject to a Nonstatutory Stock Option.

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